Exhibit 99.1

Contact: Brian Turner
Chief Financial Officer
Final	425-943-8000

Media Contact: Marci Maule
Director Public Relations
425-943-8277
COINSTAR ANNOUNCES SECOND QUARTER 2008 RESULTS
Record Quarterly Revenues and EBITDA Despite Weak Retail Economy
BELLEVUE, Wash.—July 31, 2008—Coinstar, Inc. (NASDAQ: CSTR) today announced results for the three months ended June 30, 2008.
Despite weaknesses in the overall economy due to oil prices, the credit crisis and the housing slowdown, Coinstar’s 4th Wall bundle of product and services continued to show resilience. Led by the DVD product line which experienced 200% revenue growth from a year ago, and Coin product line which had record installations during the quarter, Coinstar saw consolidated revenue grow 60% from the prior year period. This was combined with the continued integration in the money transfer business, as well as double-digit growth in E-payment revenue.
Highlights for the three months ended June 30, 2008, were as follows:

Revenue	$219.9	million
EBITDA	$37.9	million	(see Appendix A)
Free Cash Flow	$(3.1)	million	(see Appendix A)
Adjusted fully taxed, fully diluted earnings per share	$0.23		(see reconciliation below)
Net Income	$2.7	million
Highlights for the six months ended June 30, 2008, were as follows:

Revenue	$410.4	million
EBITDA	$72.4	million	(see Appendix A)
Free Cash Flow	$(1.7)	million	(see Appendix A)
Adjusted fully taxed, fully diluted earnings per share	$0.41		(see reconciliation below)
Net Income	$5.4	million
Included in GAAP net income for the second quarter of 2008 were certain non-cash charges including $2.5 million in amortization of intangible assets and deferred financing fees, and $1.9 million in non-cash stock based compensation. Excluding these items, net of taxes, Coinstar reported adjusted net income of $4.9 million.
Included in GAAP net income for the first half of 2008 were certain non-cash charges including $4.9 million in amortization of intangible assets and deferred financing fees, and $4.0 million in non-cash stock based compensation. Excluding these items, net of taxes, Coinstar reported adjusted net income of $9.9 million.

A reconciliation of GAAP earnings per share to adjusted earnings per share for the three and six months ended June 30, 2008, is as follows:

	Three Months Ended	Six Months Ended
	June 30, 2008	June 30, 2008
GAAP fully taxed, fully diluted earnings per share	$0.09	$0.19

Amortization of intangibles, net of tax	0.05	0.09
Stock based compensation expense, net of tax	0.03	0.07
Proxy, litigation and acquisition charges	0.06	0.06

Adjusted fully taxed, fully diluted earnings per share	$0.23	$0.41

Results for the three- and six-month periods also reflect certain unique charges including the following: 1) proxy contest fees, net of tax, of $2.1 million or $0.07 per diluted share; 2) litigation settlement gain, net of tax, of $1.0 million or $0.03 per diluted share; and 3) write-off of acquisition costs, net of tax, of $0.5 million or $0.02 per diluted share. A reconciliation of GAAP earnings per share to adjusted earnings per share excluding these unique charges for the three months ended June 30, 2008, is as follows:

	Three Months	Proxy, litigation,	Three Months Ended
	Ended	and	June 30, 2008
	June 30, 2008	acquisition charges	excluding unique charges
Fully taxed, fully diluted earnings per share	$0.09	$0.06	$0.15

Amortization of intangibles, net of tax	0.05		0.05
Stock based compensation expense, net of tax	0.03		0.03

Adjusted fully taxed, fully diluted earnings per share	$0.17	$0.06	0.23

Results for the six-month period reflect the acquisition of GroupEx and the consolidation of Redbox Automated Retail, LLC (“Redbox”) into the Company’s results. Effective January 1, 2008, the Company completed the previously disclosed acquisition of GroupEx Financial Corporation, JRJ Express, Inc., and Kimeco, LLC (collectively, “GroupEx”), for an aggregate purchase price of up to $70.0 million. On January 18, 2008, the Company increased its ownership interest in Redbox from 47.3% to 51.0%. Accordingly, the results were consolidated into the Company’s financial statements with an offset recorded in minority interests for the 49% that Coinstar does not own. The consolidation of Redbox resulted in a material increase to revenue and EBITDA for the first six months and three months of fiscal 2008 of $144.7 million and $29.8 million, $86.9 million and $18.3 million, respectively.
At June 30, 2008, Coinstar had federal and state cumulative net operating loss carryforwards of approximately $22.2 million and $22.8 million, respectively. In addition, there were foreign net operating loss carryforwards of approximately $22.3 million.
“We’re pleased with our first half results, particularly in light of the macro-economic environment. Consolidated revenues continue to be in line with expectations, but cost increases, particularly gasoline, continue to adversely affect our cost structure,” Dave Cole, Chief Executive Officer of Coinstar, Inc. stated. “That said, our portfolio of businesses are generally performing well, and managing an optimal product-mix for our retailers is more important than ever as they look for ways to monetize their under-utilized square footage and create additional foot traffic. We believe we remain ideally positioned to navigate the current environment and have no reason to modify our longer term outlook that includes a $1 billion in revenue run-rate beginning in mid-2009.”
Other Information

Installed Base	June 30, 2008	June 30, 2007
Coin	16,500	14,200
Coin to card, e-payment or e-certificate enabled	10,900	8,900

Crane	22,000	29,500
Bulk heads and other	138,000	267,000
POSA terminals	18,900	14,500
Redbox and DVDXpress kiosks	9,600	4,300
Additional Other Information is posted in the “About Us — Investor Relations” section of Coinstar’s website at www.coinstar.com. A copy of today’s earnings conference call and accompanying slides are also posted to the “About Us — Investor Relations” section of our website.
Share Repurchase
During the second quarter, Coinstar did not repurchase shares of common stock. For the remainder of 2008, Coinstar expects to repurchase shares of its stock subject to market and other conditions.
Expectations
Management estimates that revenue for the third quarter ending September 30, 2008, will range from $240 million to $250 million. In addition, management estimates that for the third quarter GAAP earnings per fully taxed, fully diluted share will range from $0.11 to $0.17 with adjusted earnings per fully taxed, fully diluted share ranging from $0.18 to $0.25.
Conference Call
A conference call to discuss second quarter 2008 results will be broadcast live over the Internet today, Thursday, July 31, 2008, at 5:00 p.m. Eastern Time. The Webcast will be hosted at the About Us — Investor Relations section of Coinstar’s Web site at www.coinstar.com.
About Coinstar, Inc.
Coinstar, Inc. (NASDAQ:CSTR) is a multi-national company offering a range of 4th Wall™ solutions for the retailers’ front of store consisting of self-service coin counting, electronic payment solutions, entertainment services, money transfer and self-service DVD rental. The company’s products and services can be found at more than 50,000 retail locations including supermarkets, drug stores, mass merchants, financial institutions, convenience stores and restaurants.
# # #
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar, Inc.’s anticipated growth and future operating results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers, payment of increased service fees to retailers, the ability to attract new retailers, penetrate new markets and distribution channels, cross-sell our products and services and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

Appendix A
(in thousands unless otherwise noted)
Non GAAP measures
Non GAAP measures are provided as a complement to results provided in accordance with United States generally accepted accounting principles (“GAAP”). Non GAAP measures are not a substitute for measures computed in accordance with GAAP. Definitions of such non GAAP measurements are provided below. These definitions are provided to allow the reader to reconcile non GAAP data to that presented in accordance with GAAP. Our non GAAP measures may be different from the presentation of financial information by other companies.
EBITDA, as defined, represents earnings before net interest expense, income taxes, depreciation, amortization and certain other non-cash charges including stock based compensation expense and minority interest. We believe EBITDA is an important non GAAP measure as it provides useful information regarding our ability to service, incur or pay down indebtedness. In addition, management uses such non GAAP measures internally to evaluate performance and manage operations. See below for reconciliation of most comparable GAAP measurements to EBITDA, which includes 100% EBITDA generated by Redbox.

	Three Months	Six Months
	Ended	Ended
in thousands	June 30, 2008	June 30, 2008
Net income	$2,680	$5,381
Depreciation, amortization and other	21,232	40,545
Interest expense, net	5,280	9,936
Income taxes	2,585	5,097
Stock based compensation	1,870	3,984
Minority interest	4,269	7,442

EBITDA	$37,916	$72,385

Free cash flow, excluding Redbox: we believe free cash flow is an important non GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness and repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. Free cash flow may be reconciled from net cash provided by operating activities, the most directly comparable GAAP measure. The table below reflects Coinstar’s free cash flow excluding any net cash flow from Redbox.

	Three Months	Six Months
	Ended	Ended
in thousands	June 30, 2008	June 30, 2008
Net cash provided by operating activities	$39,246	$61,762
Changes in operating assets and liabilities	(2,197)	5,567
Cash paid for capital expenditures, net	(39,781)	(70,895)
Net free cash flow used by Redbox	(413)	1,833

FREE CASH FLOW, excluding Redbox	$(3,145)	$(1,733)

Adjusted fully taxed, fully diluted earning per share: we believe the adjusted earnings per share is an important non GAAP measure as it provides useful information about our results from operations excluding certain non-cash and unique charges. We believe this measure provides an important comparison to prior period earnings and is representative of our operating results.

     Coinstar, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Six Month Periods		Three Month Periods
	Ended June 30		Ended June 30
	2008	2007	2008	2007
REVENUE	$410,422	$269,692	$219,903	$137,356

EXPENSES
Direct operating	284,619	184,209	152,009	92,570
Marketing	6,618	4,240	3,815	2,614
Research and development	2,421	2,686	1,175	1,345
General and administrative	43,002	25,651	23,206	13,404
Depreciation and other	35,826	29,017	18,855	14,549
Amortization of intangible assets	4,640	3,556	2,298	1,817
Proxy, write-off of acquisition costs, and litigation settlement	3,084	—	3,084	—

Income from operations	30,212	20,333	15,461	11,057
OTHER INCOME (EXPENSE):
Interest income and other expense, net	(1,133)	248	(264)	173
Interest expense	(10,822)	(8,099)	(5,906)	(4,125)
(Loss)Income from equity investments	(337)	(1,356)	243	(1,101)
Minority interest	(7,442)	—	(4,269)	—

Income before income taxes	10,478	11,126	5,265	6,004
Income tax expense	(5,097)	(5,222)	(2,585)	(2,656)

NET INCOME	$5,381	$5,904	$2,680	$3,348

NET INCOME PER SHARE:
Basic	$0.19	$0.21	$0.10	$0.12
Diluted	$0.19	$0.21	$0.09	$0.12

WEIGHTED SHARES OUTSTANDING:
Basic	27,903	27,772	28,022	27,766
Diluted	28,418	28,301	28,600	28,314

Coinstar, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$55,985	$18,497
Cash in machine or in transit	35,394	78,097
Cash being processed	130,931	99,998
Trade accounts receivable, net of allowance for doubtful accounts of $1,827 and $1,489 at June 30, 2008 and December 31, 2007, respectively	72,791	49,809
Inventory	76,010	33,360
Deferred income taxes	3,286	3,459
Prepaid expenses and other current assets	32,938	18,747

Total current assets	407,335	301,967
PROPERTY AND EQUIPMENT, NET	292,667	146,041
DEFERRED INCOME TAXES	9,125	16,447
OTHER ASSETS	8,920	15,150
EQUITY INVESTMENTS	—	33,052
INTANGIBLE ASSETS, NET	48,286	34,457
GOODWILL	291,678	221,459

TOTAL ASSETS	$1,058,011	$768,573

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$103,292	$49,829
Accrued payable to retailers and agents	130,931	99,998
Other accrued liabilities	71,782	40,911
Current portion of long-term debt and capital lease obligations	37,602	6,505

Total current liabilities	343,607	197,243
LONG-TERM DEBT, CAPITAL LEASE OBLIGATIONS AND OTHER	353,005	266,146
DEFERRED TAX LIABILITY	62	54
MINORITY INTEREST	32,477	—

TOTAL LIABILITIES	729,151	463,443

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value—Authorized, 5,000,000 shares; no shares issued and outstanding at June 30, 2008 and December 31, 2007	—	—
Common stock, $0.001 par value—Authorized, 45,000,000 shares; 30,159,221 and 29,665,125 issued and 28,233,140 and 27,739,044 shares outstanding at June 30, 2008 and December 31, 2007, respectively	367,158	354,509
Accumulated deficit	(11,403)	(16,784)
Treasury stock	(40,831)	(40,831)
Accumulated other comprehensive income	13,936	8,236

Total stockholders’ equity	328,860	305,130

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,058,011	$768,573

COINSTAR, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Month Periods
	Ended June 30
	2008	2007
OPERATING ACTIVITIES:
Net income	$5,381	$5,904
Adjustments to reconcile income from operations to net cash provided by operating activities:
Depreciation and other	35,826	29,017
Amortization of intangible assets and deferred financing fees	4,923	3,931
Write-off of acquisition fees	1,004	—
Non-cash stock-based compensation	3,984	3,279
Excess tax benefit from exercise of stock options	(531)	(1,754)
Deferred income taxes	5,276	4,032
Loss from equity investments	3,449	750
Minority interest	7,442	—
Other	575	(110)
Cash provided (used) by changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	5,418	(117)
Inventory	(16,308)	1,726
Prepaid expenses and other current assets	(4,031)	(2,467)
Other assets	(311)	(2,108)
Accounts payable	24,494	(7,283)
Accrued liabilities payable to retailers	2,192	(6,014)
Accrued liabilities	(17,021)	(1,291)

Net cash provided by operating activities	61,762	27,495
INVESTING ACTIVITIES:
Purchase of property and equipment	(72,793)	(42,449)
Acquisitions, net of cash acquired	(24,834)	(81)
Loan to equity investee	—	(10,000)
Proceeds from sale of fixed assets	1,898	399

Net cash used by investing activities	(95,729)	(52,131)
FINANCING ACTIVITIES:
Principal payments on long-term debt, revolver loan, and capital lease obligations	(205,448)	(4,744)
Additional borrowings on credit facility	254,500	7,000
Excess tax benefit from exercise of stock options	531	1,754
Repurchase of common stock	—	(3,495)
Proceeds from exercise of stock options	8,149	2,743

Net cash provided by financing activities	57,732	3,258
Effect of exchange rate changes on cash	1,953	729
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED	25,718	(20,649)
CASH AND CASH EQUIVALENTS, CASH IN MACHINE OR IN TRANSIT, AND CASH BEING PROCESSED:
Beginning of period	196,592	178,164

End of period	$222,310	$157,515